Exhibit 99.1

Workhorse Group Reports Third Quarter 2019 Results

CINCINNATI, November 8, 2019 – Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter and Recent Operational Highlights
•November 2019: Signed Intellectual Property Licensing Agreement (IPLA) with Lordstown Motors Corp. (LMC), a private corporate entity founded by former Workhorse CEO Steve Burns.
◦Agreement finalized in connection with General Motors (GM) Lordstown manufacturing facility acquisition announced on November 7, 2019.
◦Under the IPLA, Workhorse is granting LMC a three-year exclusive license of certain IP relating to the Company’s W-15 electric pickup truck in exchange for an initial equity stake of 10% in LMC, which will be anti-dilutive for two years.
◦Workhorse is entitled to a license fee equal to 1% of the gross sales price of each LMC truck sold, up to the first 200,000 units.
◦LMC has agreed to prepay a portion of the license fee in an amount equal to 1% of the aggregate debt and equity commitments LMC intends to raise.
◦Once the prepayment has been amortized over actual production, LMC will pay on a per unit shipped basis up to the 200,000 unit cap.
◦Workhorse will also receive an additional 4% commission on the gross sales price of trucks sold which fulfill the 6,000 existing pre-orders for the W-15 transferred from the Company to LMC.
•October 2019: Entered into an Asset Purchase Agreement with aerospace and defense company Moog (NYSE: MOG.A and MOG.B) for the sale of the Company’s SureFlyTM electric helicopter for a cash purchase price of $4 million dollars as well as formed a joint venture (JV) involving the Company’s HorseFly last-mile drone delivery system.
•June 2019: Secured $25 million in financing from a private group of institutional investors, the proceeds of which will be used for general working capital and research and development, allowing the company to focus on finalizing the R&D associated with the N-GEN followed by production of its existing contracted backlog.
•April 2019: Entered an alliance with Duke Energy. The alliance will help reduce the overall costs of fleet electrification and accelerate the adoption of electric vehicles into commercial and government fleets. Through the alliance, Duke plans to offer eFleet solutions to existing and future Workhorse customers. Potential offerings include single-point management and financing of behind-the-meter infrastructure, which is necessary to support depot-wide electrification; vehicle financing/battery management programs; and solar and energy storage and other distributed energy resources.
•February 2019: Duane Hughes announced as Chief Executive Officer to further support company’s successful evolution into full scale production. Previously, Mr. Hughes had served as Workhorse President and Chief Operating Officer.
•February 2019: Robert Willison, PhD, engineering veteran and EV industry expert, appointed as Chief Operating Officer to lead company's transition into manufacturing.
•December 2018: Secured $35 million financing from Marathon Asset Management.

Management Commentary
“In the third quarter we continued to make considerable progress toward our goal of achieving initial production with our CSeries last-mile electric delivery vehicles,” said Workhorse CEO Duane Hughes. “While we are laser-focused on achieving that near-term goal, we are also taking definitive steps, through strategic partnerships and licensing of our IP portfolio, that have us positioned for long-term sustainability and growth. More specifically, through our recently announced IPLA with Lordstown Motors Corp., we have successfully acquired non-dilutive equity with the added potential for meaningful additional revenue streams through licensing, royalties, and engineering services from LMC. Having an affiliated company in LMC, with their level of automotive production capacity, affords Workhorse a footprint unrivaled in commercial electric truck manufacturing. Looking ahead, we remain confident in our ability to begin initial production during the current calendar year with a sequential ramp up in production, and delivery, starting in 2020. Put together, Workhorse occupies its strongest position to-date, both operationally and financially.”

Third Quarter 2019 Financial Results
Sales for the third quarter of 2019 were recorded at $4,000, down from $11,000 in the third quarter of 2018. The decrease in sales was primarily due to a decrease in volume of trucks delivered partially offset by improved pricing in 2019.

Selling, general and administrative expenses decreased 24% to $2.6 million from $3.4 million in the same period last year. The decrease in selling, general and administrative expenses was primarily due to decreased spending in areas such as marketing as well as decreases in other employee-related costs.

Research and development expenses increased 13% to $1.6 million from $1.4 million in the third quarter of 2018. The increase in research and development expenses was due primarily to increased spending on prototype development, which was partially offset by lower consulting costs.

Total operating expenses decreased 13% to $4.2 million from $4.8 million in the same period last year. The decrease in total operating expenses was due to the lower SG&A spend previously mentioned, which was offset by the higher R&D spend also just mentioned.

Net loss in the third quarter was $11.5 million, compared with a net loss of $5.5 million in the third quarter of 2018. The greater net loss was due to higher interest expense in the third quarter of 2019 compared to the third quarter of 2018. Interest expense in the current year period included a $4.0 million mark-to-market adjustment compared to a $(1.5) million mark-to-market adjustment in 2018 for warrants issued to lenders as well as a higher debt load in Q3 2019.

As of September 30, 2019, the company had cash, cash equivalents and short-term investments of $9.3 million compared to $1.5 million as of December 31, 2018.

Conference Call
Workhorse management will hold a conference call today (November 8, 2019) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time on the same day through November 14, 2019.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13696315

About Workhorse Group Inc.
Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com
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